Exhibit 10.19(a)
                                                                ----------------


                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                           MASTER DEFINITIVE AGREEMENT
                                      AMONG
                       SOUTHERN CALIFORNIA EDISON COMPANY,
                                 ENRON WIND LLC,
                       ESI SKY RIVER LIMITED PARTNERSHIP,
                           ESI VG LIMITED PARTNERSHIP
                                 AND PPA SELLERS

                                JANUARY 15, 2003

1.      PARTIES

        1.1. The Parties to this Master Definitive Agreement ("Master Definitive Agreement") are, on the one hand, Southern California Edison Company ("Edison"), and on the other hand, Enron Wind LLC ("Enron"), and ESI Sky River Limited Partnership and ESI VG Limited Partnership (jointly, "FPL"), and the following listed entities:

                Cabazon Power Partners LLC;
                Enron Wind Systems, LLC;
                Zond Wind Systems Partners Ltd., Series 85-A;
                Zond Wind Systems Partners Ltd., Series 85-B;
                Sky River Partnership;
                Victory Garden Phase IV Partnership;
                ZWHC LLC; and
                Painted Hills Wind Developers,

                (such listed entities being referred to collectively hereinafter as the "PPA Sellers" and individually with respect to each project identified by an Edison qualifying facility identification number ("QFID") on Attachment A as a "PPA Seller").

        1.2. Edison, Enron, FPL and each of the PPA Sellers are referred to collectively in this Master Definitive Agreement as the "Parties" and individually as a "Party."

2.      RECITALS

        2.1. Each of the PPA Sellers is a party to a power purchase agreement ("PPA") with Edison which provides for the sale to Edison of electric energy and capacity from a QF wind-powered electric generating project. Each PPA Seller and the wind energy project facility (as identified by Edison QFID number) producing power under the related PPA are hereinafter sometimes referred to jointly as a "Project" and, collectively, with the Projects associated with the other PPA Sellers, as the "Projects."

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        2.2. FPL and/or Enron, directly or indirectly through their respective affiliates, have an interest in each of the Projects.

        2.3. Each PPA Seller and Edison are also currently parties to an Agreement Addressing Renewable Energy Pricing and Payment Issues, dated on or about June 19, 2001, as amended by Amendment No. 1 to Agreement Addressing Renewable Energy Pricing and Payment Issues, dated on or about November 30, 2001 (each, as amended, a "Renewable Agreement" and, together, the "Renewable Agreements"). The Renewable Agreements, among other things, contain certain provisions applicable to the pricing terms of the PPAs.

        2.4. Certain of the Parties and/or their affiliates are presently engaged in civil litigation in a California superior court and/or in certain regulatory proceedings before the Securities and Exchange Commission ("SEC") and/or the Federal Energy Regulatory Commission ("FERC") which, among other things, concern claims arising from the relationship between Edison, as purchaser, and the PPA Sellers, as seller, under the PPAs.

        2.5. On December 2, 2001, Enron Corp. (Case No. 01-16034 AJG), and subsequently certain of its affiliates, including, without limitation, Enron Wind, LLC, Enron Wind Systems, LLC and ZWHC LLC, filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, as amended, (collectively, the "Enron Bankruptcy") in the U.S. Bankruptcy Court for the Southern District of New York ("Bankruptcy Court").

        2.6. It is the Parties' intentions to resolve the claims referenced in Section 2.4 through (i) this Master Definitive Agreement, and
                (ii) through the PPA amendments entered into by Edison and the individual PPA Sellers, the form of which is attached hereto as Attachment E (the "PPA Amendments"). This Master Definitive Agreement and the PPA Amendments are collectively referred to herein as the "Definitive Agreements." In entering into the Definitive Agreements, each of the PPA Sellers is acting on behalf of itself and (in its capacity as Project Manager under the applicable PPA) all others, if any, who have an ownership or other interest in the PPA Seller's respective Project(s), or any portion thereof.

        2.7. Prior to the execution of the Definitive Agreements, Edison, Enron and FPL agreed to take certain actions in anticipation of the Definitive Agreements being executed, as set forth in a confidential Memorandum of Understanding, dated December 19, 2002 ("MOU"). The MOU memorialized both the essential terms that the Parties agreed to include in the Definitive Agreements as well as those actions that the Parties agreed to take prior to the execution of the Definitive Agreements. The MOU

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                also identified those provisions thereof that would be binding immediately upon the parties to the MOU upon its execution as distinguished from obligations that would be created only upon the execution of the Definitive Agreements and satisfaction of the conditions set forth in the Definitive Agreements.

3.      AGREEMENT

        In consideration of the promises, mutual covenants and agreements hereinafter set forth, the Parties agree to the following:

4.      DEFINITIONS

        The following capitalized terms, when used in this Master Definitive Agreement and any attachments thereto (except insofar as the PPA Amendments may incorporate their own defined terms) shall have the meanings specified in this Article 4.

        4.1. "Attachment A" means Attachment A to this Master Definitive Agreement. Attachment A lists each PPA Seller, its Edison QFID number, and the applicable Forecast As-Available Capacity Price ($/kW-yr) on both a "Current" and "Adjusted" basis.

        4.2. "Attachment B" means Attachment B to this Master Definitive Agreement. Attachment B lists certain PPA Sellers, their Edison QFID numbers, and for each the "Final Payment Amount as of January 31, 2002" under the Renewable Agreement applicable to each listed PPA Seller.

        4.3. "Attachment C" means Attachment C to this Master Definitive Agreement. Attachment C is a "Form of Estoppel Letter."

        4.4. "Attachment D" means Attachment D to this Master Definitive Agreement which contains the names and addresses of individuals for notice pursuant to Section 17.12.

        4.5. "Attachment E" means Attachment E to this Master Definitive Agreement. Attachment E contains the form of PPA Amendment that will be executed by Edison and each of the PPA Sellers as referenced in Section 2.6 above.

        4.6.    "Bankruptcy Court" has the meaning specified in Section 2.5.

        4.7. "Business Day" means a day on which Federal Reserve member banks are open for business (excluding Saturday or Sunday) in: (i) with respect to Edison and the PPA Sellers, Pacific Prevailing Time; (ii) with respect to

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                Enron, Central Prevailing Time; and (iii) with respect to FPL, Eastern Prevailing Time. A Business Day for each Party shall start at 8:00 a.m. and end at 5:00 p.m. at the prevailing time in the applicable time zone.

        4.8. "Cabazon Litigation" means Cabazon Power Partners LLC, et al. v. Southern California Edison Company, et al., L.A. Sup. Ct. Case No. BC 249688.

        4.9. "CPUC" means the California Public Utilities Commission or its successor.

        4.10. "Definitive Agreements" has the meaning specified in Section 2.6 (and includes this Master Definitive Agreement).

        4.11.   "Edison" means Southern California Edison Company.

        4.12.   "Effective Date" has the meaning specified in Section 5.1.

        4.13.   "Enron" means Enron Wind LLC.

        4.14.   "Enron Bankruptcy" has the meaning specified in Section 2.5

        4.15. "FERC" means the Federal Energy Regulatory Commission or its successor.

        4.16. "FERC Proceeding" means Investigation of Certain Enron Affiliated QFs, FERC Docket No. EL03-17-000 et al. and Southern California Edison Company v. Enron Generating Facilities, etc., FERC Docket No. EL03-19-000, et al.

        4.17. "Final Payment Amount" has the same meaning as that term has in the applicable Renewable Agreement between each PPA Seller and Edison.

        4.18. "Fixed Rate" and "Fixed Rate Period" shall have the same meanings as those terms have in the applicable Renewable Agreement between each PPA Seller and Edison.

        4.19.   "FPL" has the meaning specified in Section 1.1.

        4.20.   "Master Definitive Agreement" has the meaning specified in
                Section 1

        4.21.   "MOU" has the meaning specified in Section 2.7.

        4.22.   "PPA" has the meaning specified in Section 2.1.

        4.23. "PPA Notes" means those promissory notes made by Enron Wind Systems, LLC in favor of certain other entities, dated as of January 15,

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                2003, which are issued in connection with the settlement that is reflected in this Master Definitive Agreement.

        4.24.   "PPA Seller" and "PPA Sellers" have the meanings specified in
                Section 1.1.

        4.25.   "Project" and "Projects" have the meanings specified in Section
                2.1

        4.26.   "PURPA" means the Public Utility Regulatory Policies Act of
                1978.

        4.27. "QF" means a qualifying facility as defined in PURPA and in regulations of FERC, Title 18 Code of Federal Regulations, Sections 292.201 through 292.207.

        4.28. "QFID" means qualifying facility identification number as established by Edison for a small power production project.

        4.29.   "Renewable Agreement(s)" has the meaning specified in Section
                2.3.

        4.30.   "Required Regulatory Approvals" has the meaning specified in
                Article 15.

        4.31. "Sagebrush Partnership" means the partnership organized for the purpose of jointly developing, owning and operating the Sagebrush Transmission Line, an approximately 46-mile high voltage transmission line located in Kern County California that provides transmission service for certain QF projects. The Sagebrush Partnership is represented in the FERC Proceeding by the manager of the Sagebrush Transmission Line, Eurus ToyoWest Management LLC.

        4.32.   "Satisfaction Date" has the meaning specified in Article 6.

        4.33. "SEC" means the Securities and Exchange Commission or its successor.

        4.34. "SEC Proceeding" means In the Matter of the Applications of Enron Corp. for Exemptions Under the Public Utility Holding Company Act of 1935 (Nos. 70-9661 and 70-10056), Admin.
                Proceeding File No. 3-10909.

        4.35. "SRAC" means the short run avoided cost formula for determining energy prices payable to QFs as established from time to time by the CPUC, including, but not limited to, applicable time-of-delivery allocation factors and energy loss adjustment factors, consistent with the manner in which the term SRAC is used in the Renewable Agreements.

        4.36.   "Termination Date" has the meaning specified in Section 5.2.

        4.37.   "Waived QF Requirements" has the meaning specified in Section
                10.1.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

5.      EFFECTIVE DATE; TERMINATION

        5.1. The Definitive Agreements shall become effective as of the date (the "Effective Date") on which this Master Definitive Agreement and all of the PPA Amendments have been fully executed, in the manner provided for in Article 18, by the parties specified in each respective Definitive Agreement. Following the Effective Date, each Definitive Agreement shall remain subject to the satisfaction or waiver of all conditions stated therein which have not yet been satisfied.

        5.2. In the event the Satisfaction Date has not occurred prior to the day that is one hundred and eighty (180) days after the Effective Date, then each of the PPA Amendments in their entireties and each of the provisions of the Definitive Agreements that are subject to the occurrence of the Satisfaction Date shall terminate automatically on such day (the "Termination Date"), and the remaining provisions of the Master Definitive Agreement (which provisions are: Article 1 (Parties),
                Article 2 (Recitals), Article 3 (Agreement), Article 4 (Definitions), Article 5 (Effective Date; Termination), the first sentence of Article 6 (Satisfaction Date), Article 12 (Covenants at Execution of the Definitive Agreements), Article 15 (Conditions Precedent to Effectiveness of Definitive Agreements; Regulatory and Other Approvals), Article 16 (Standstill; Stay), Article 17 (General Provisions, including, without limitation, the provisions regarding confidentiality in
                Section 17.1 et seq. with respect to the terms of both the Master Definitive Agreement and the PPA Amendments) and Article 18 (Execution)) shall survive such termination.

6.      SATISFACTION DATE

        The Satisfaction Date shall be the date on which all Required Regulatory Approvals have either been waived or obtained, without any modifications or conditions that are not provided for in the Definitive Agreements, or if modified or conditioned, upon the date of written acceptance of such modification or condition by the Party or Parties which, upon exercising reasonable business judgment, has or have concluded that its or their rights or obligations under the Definitive Agreements would be materially adversely affected by any such modification or condition. Upon the occurrence of the Satisfaction Date, Edison shall, within five
        (5) Business Days, provide written notice to the other Parties of such occurrence, provided that any failure by Edison to so provide notice shall not affect the occurrence of the Satisfaction Date.

7.      REDUCTION IN CAPACITY PRICE

        As memorialized in the PPA Amendments, which shall be executed by the parties thereto concurrently with the execution of this Master Definitive Agreement, each

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        PPA will, upon the occurrence of the Satisfaction Date, be amended to provide as follows:

        7.1. For each Project, the forecast as-available capacity price payable under the applicable PPA is reduced to the "adjusted" price shown in Attachment A, commencing with deliveries made by the Project to Edison on December 1 2002 and extending through the remainder of the PPA's term.

        7.2. Notwithstanding the foregoing provisions of Section 7.1, pending the occurrence of the Satisfaction Date, Edison will continue to pay each PPA Seller the as-available capacity rate specified in its respective PPA as of November 30, 2002 and shown on Attachment A as the "current" price.

        7.3. Promptly after the occurrence of the Satisfaction Date, any capacity payments that have actually been made by Edison to the Project for deliveries made by the Project to Edison on and after December 1, 2002 at 12:01 A.M. Pacific Time shall be recalculated using the "adjusted" capacity price shown in Attachment A as to the Project, and, effective as of the Satisfaction Date, the difference (without interest) shall be applied as a credit to Edison against the next payment due the Project for both energy and capacity pursuant to the PPA; provided, however, that if the amount of such credit to Edison exceeds the full amount owing in the first payment due the Project after the Satisfaction Date, Edison shall fully offset the current amount owed under the PPA by Edison and apply the remaining balance of the credit as an offset to each successive payment due the Project by Edison thereafter in the same manner until the credit is fully utilized (all such offsets accruing as of the Satisfaction Date).

        7.4. If the credit owed Edison for the Project has not been fully utilized by the conclusion of three successive billing cycles, then Edison may, at its option, invoice the Project for the remaining, unutilized portion of the credit, which invoice shall be paid by the Project within ten (10) days of receipt.

        7.5. Following the Satisfaction Date, capacity payments for deliveries by the Project made from and after December 1, 2002 for which payment has not yet been made shall be calculated using the applicable adjusted as-available capacity price set forth in Attachment A and incorporated in each respective PPA Amendment.

8.      ENERGY RATE TO TRACK CPUC CHANGES

        As memorialized in the PPA Amendments, each PPA will, upon the occurrence of the Satisfaction Date, be amended as of the Effective Date to provide as follows:

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        8.1. In the event that the CPUC changes the applicable rate for energy (including, but not limited to, changes to the CPUC-approved SRAC rate) that is generally applicable, during any part of the remaining term of the PPAs, to those entities owning renewable QFs that signed a Renewable Agreement and is applicable under the PPAs, then, on the date on which such change becomes effective, and continuing until such time as such rate is no longer applicable pursuant to the terms of the PPAs, as amended, the energy rate for power purchases made pursuant to the PPAs shall, without further action by the Parties or otherwise, be the revised rate adopted by the CPUC.

        8.2. Nothing herein shall preclude any Party from seeking rehearing or other appropriate review of any CPUC order(s) or decision(s) effecting a change in rate(s) for energy sales under the PPAs or from fully participating in any CPUC proceedings pertaining to such change or proposed change.

        8.3. Notwithstanding any of the other provisions of this Article 8, nothing in this Article 8 shall be construed as modifying or diminishing any rights or obligations of the Parties under the energy rate provisions of the Parties' Renewable Agreements, including, but not limited to, the provisions therein applicable to the Fixed Rate associated with the Fixed Rate Period, nor shall anything in this Article 8 be construed as conferring upon the CPUC any rate setting authority that it does not already possess with respect to the PPAs, as amended pursuant to the Renewable Agreements.

9.      TREATMENT OF OUTSTANDING ACCOUNTS RECEIVABLE BALANCES, IF ANY

        To the extent Edison has not previously paid a Project its applicable Final Payment Amount as shown on Attachment B:

        9.1. Pending the occurrence of the Satisfaction Date, Edison may and will continue to withhold the Final Payment Amount for the Project, as well as any accrued, but unpaid, interest thereon.

        9.2. On the Satisfaction Date, (i) the Final Payment Amount for the Project, including all accrued interest thereon, if any, shall, if not previously paid by Edison, be deemed to have been paid in full, without any further payment by Edison; and (ii) all provisions of a Renewable Agreement that were conditioned on Edison's payment of the Final Payment Amount shall be deemed to have become fully effective as to the Project as if such Final Payment amount had been paid in accordance with the applicable Renewable Agreement.

10.     WAIVER OF CERTAIN QF REQUIREMENTS

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        10.1. Effective on the Satisfaction Date, each Project's PPA will be amended, as memorialized in the PPA Amendments, to provide that the Project shall not, on or after such date, be required to satisfy any ownership or size limitation requirements applicable to QFs, including, without limitation, those requirements set forth in 16 U.S.C. Section 796(17) (A) (ii), 16 U.S.C. Section 796(17)(C)(ii) and 18 C.F.R. Sections 292.204(a)(1) and 292.206
                (collectively, the "Waived QF Requirements").

        10.2. The PPA Amendments shall not affect any other rights, obligations or liabilities of either Edison or the Projects, and each of them, arising under state and federal law, and neither Edison nor the Projects shall assert such PPA Amendments as a basis for avoiding, amending or modifying any terms of each Project's PPA other than those that would require compliance with the Waived QF Requirements absent the PPA Amendment.

        10.3. Without limiting the foregoing, it is expressly understood that although, upon the occurrence of the Satisfaction Date, each Project will no longer be required to comply with the Waived QF Requirements, and therefore will no longer be required to be or certify as a QF under PURPA and FERC's regulations implementing PURPA, the Projects, and each of them, will nonetheless, except as to the Waived QF Requirements, continue to generate power for sale to Edison under the PPAs in the manner required by PURPA, 16 U.S.C. Section 796(17)(A)(i), 16 U.S.C. Section 796(17)(B),
                and 16 U.S.C. Section 796(17)(C)(i) (but not including, in addition to the Waived QF Requirements, any QF certification requirements), and FERC's regulations implementing the foregoing requirements set forth in this Section, 18 C.F.R. Section
                292.204 (b), as wind power production facilities, and further that, with the exception of the Waived QF Requirements, the PPAs applicable to the Projects shall continue to be administered by Edison as QF contracts.

        10.4. It is expressly understood that in connection with the Definitive Agreements, the Projects intend to seek approval of the rates provided in the PPAs, as amended pursuant to the Renewable Agreements and the Definitive Agreements, pursuant to
                Section 205 of the Federal Power Act, as amended. No Party shall assert that either the seeking or the granting of such rate approval constitutes a basis for altering, amending or avoiding any of the terms or conditions of a PPA, as amended.

11.     RELEASES; WAIVER OF CIVIL CODE SECTION 1542

        11.1. As of the Satisfaction Date, Edison, on the one hand, and Enron, FPL and each PPA Seller (on behalf of itself, its respective Project and (in its capacity as Project Manager under the applicable PPA) all others who have an ownership or other interest in such Project or any portion of it), on

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                the other hand, mutually release and discharge one another, and each of their respective affiliates, parents, shareholders, directors, officers, employees, agents and advisors, partners, joint venturers, predecessors, successors and assigns, and all others who have an ownership interest in such Project or any portion of it from any and all claims, obligations, losses, causes of action, allegations, demands and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract or under other applicable law, whether known or unknown, whether anticipated or unanticipated, or whether asserted or unasserted, of or to a Party (collectively, "Claims") based on or arising out of: (i) lack of compliance by the Project or its affiliates with the Waived QF Requirements as to such Projects at any time prior to the Satisfaction Date; (ii) Edison's Claims asserted in the SEC Proceeding; (iii) Edison's Claims in the FERC Proceeding; (iv) all Claims asserted on behalf of any of the Projects or by Edison in the Cabazon Litigation and/or, if applicable, which concern or pertain to Edison's withholding or non-payment of the Final Payment Amount for any of the Projects and/or any accrued interest thereon; and (v) any Claims which arise from any subsequent FERC proceeding or any other proceeding regarding the issue of QF status as it pertains to the Waived QF Requirements that may affect payment obligations under the PPAs applicable to the Projects.

        11.2. Each of the Parties believes that it is fully familiar with the facts giving rise to this settlement, including any facts that have arisen as the result of any investigations of Enron Corp. and its affiliates by governmental entities, including, without limitation, by FERC, the United States Congress and the State of California, in relation to the conduct of Enron Corp. and its affiliates in the electric power market, but agrees that the Definitive Agreements shall remain fully effective and binding as to each of them even if the facts turn out to be different from what they now believe them to be or there are additional future investigations of Enron Corp. and its affiliates as to the matters which are the subject of the Definitive Agreements. Further, as to specific matters released in Section 11.1, each of the Parties waives the benefit of California Civil Code
                Section 1542 (or any similar law from another jurisdiction).
                Section 1542 of the California Civil Code provides as follows:

                                "A GENERAL RELEASE DOES NOT
                        EXTEND TO CLAIMS WHICH THE
                        CREDITOR DOES NOT KNOW OR SUSPECT
                        TO EXIST IN HIS FAVOR AT THE TIME OF
                        EXECUTING THE RELEASE, WHICH IF
                        KNOWN BY HIM MUST HAVE
                        MATERIALLY AFFECTED HIS
                        SETTLEMENT WITH THE DEBTOR."

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                Such waiver is not a mere recital but a knowing and intentional waiver of a known right undertaken after consultation with counsel and with a full understanding of the risks and uncertainties inherent in such a release. Notwithstanding the waiver of Civil Code Section 1542, the Parties, and each of them, acknowledge that the releases in the Definitive Agreements are specific to the matters set forth in the releases and are not intended to create general releases as to all Claims, or potential Claims, between the Parties.

        11.3. As of the Satisfaction Date, Edison will release and discharge the Sagebrush Partnership and its successors and assigns (provided that the effectiveness of the release in this Section 11.3, but no other provision of the Definitive Agreements, shall be expressly conditioned on the Sagebrush Partnership and its successors and assigns providing a mutual release reasonably satisfactory to Edison prior to the Satisfaction Date), in each case, from any and all Claims (as defined in Section 11.1 above) based on or arising out of: (i) lack of compliance by any of the Projects or their affiliates with the Waived QF Requirements as to such Projects at any time prior to the Satisfaction Date;
                (ii) Edison's Claims asserted in the SEC Proceeding; (iii) Edison's Claims in the FERC Proceeding; (iv) all defenses and Claims asserted by Edison in the Cabazon Litigation; and (v) any Claims which arise from any subsequent FERC proceeding or any other proceeding regarding the issue of QF status as it pertains to the Waived QF Requirements.

        11.4. As of the Satisfaction Date, the release provisions set forth in the Renewable Agreement for each Project shall be deemed ratified by the applicable PPA Seller and Edison, confirming that such release provisions are, as of such date, in full force and effect and not subject to any further conditions, in accordance with the terms, conditions and applicable dates, as provided in such release provisions without modification.

        11.5. Effective on the Satisfaction Date, Edison, on the one hand, and Enron, FPL, and the PPA Sellers, on the other hand, represent and warrant each to the other that, as of the date on which each such Party executes the Master Definitive Agreement, it is, without investigation, unaware of any defenses to the validity of the release provisions set forth in the Renewable Agreements, other than those expressly released or waived in the Definitive Agreements.

12.     COVENANTS AT EXECUTION OF THE DEFINITIVE AGREEMENTS

        12.1. Subject to the provisions of Section 12.3, each Party covenants not to challenge or seek to modify pursuant to Section 206 of the Federal Power Act either the adjusted capacity rate provided for in Attachment A or the Fixed Rate associated with the Fixed Rate Period.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        12.2. Each PPA Seller (on behalf of the applicable Project) covenants that it will not assert rate authority obtained pursuant to
                Section 205 of the Federal Power Act, as amended, as a basis, whether directly or indirectly, for avoiding any provision of the PPM, as amended.

        12.3. The covenants of Sections 12.1 and 12.2 shall terminate on the Termination Date, if any.

        12.4. Each Party hereto represents and warrants that it has obtained all necessary approvals to enter into, execute and, upon receipt of the Required. Regulatory Approvals, to implement, the Definitive Agreements. Enron further represents and warrants that the transaction contemplated by the MOU has been submitted to the Enron Bankruptcy Creditors' Committee and that the Creditors' Committee has indicated, pursuant to the manner in which such indications have generally been given in the Enron Bankruptcy, that (i) it has no objection to Enron seeking approval of the Bankruptcy Court for such transaction, and (ii) it has no present intention to file an objection to such transaction.

        12.5. Each PPA Seller, on behalf of itself and its applicable Project, specifically represents that the approvals of those lenders and other investors or participants in the Project which are necessary or deemed necessary or advisable by such PPA Seller, as well as such other consents and approvals, if any, which may be necessary or deemed necessary or advisable by such PPA Seller, in each case, under the PPA and various other Project agreements, have been obtained.

        12.6. Each Party represents and warrants that it has not, at any time prior to its execution of the Definitive Agreements, assigned or otherwise transferred, or purported to assign or otherwise transfer, to any party, directly or indirectly, voluntarily, involuntarily or by operation of law, any Claims it may have against the other Party, or any Claims being released by the provisions of Section 11.1 of this Master Definitive Agreement or which are encompassed within the release provisions of the Renewable Agreements for the Projects.

13.     ESTOPPEL LETTER

        For a period of eighteen (18) months after the Satisfaction Date, so long as a Project is in compliance with its PPA and the terms and conditions of the Definitive Agreements after taking into consideration the effect of the releases and waivers contemplated in the Definitive Agreements and in the Renewable Agreement for the Project, Edison will, upon the reasonable request of Enron, FPL or a PPA Seller, as applicable, provide an estoppel letter, in the form of Attachment C, for such Project and PPA in connection with any sale, assignment

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        or other transfer of such Project or of the interest of a Party or its affiliate (or any interest of the Enron Bankruptcy estate) in such Project.

14. DISPOSITION OF SEC PROCEEDING, FERC PROCEEDING, CABAZON LITIGATION AND OTHER MATTERS

        14.1. Within five (5) Business Days following the Satisfaction Date, Edison will withdraw with prejudice, or, where required by applicable rules of procedure, seek permission from the applicable agency to withdraw with prejudice: (i) any and all interventions, complaints, allegations, and motions in the SEC Proceeding; and (ii) any and all interventions, complaints, allegations, and motions in the FERC Proceeding that are based on the Claims released and/or waived in the Definitive Agreements, including, but not necessarily limited to, filing a Notice of Withdrawal pursuant to 18 C.F.R. Section 385.216 for the purpose of withdrawing Edison's petition for declaratory order and complaint in FERC Docket No. EL03-19-000.

        14.2. Within five (5) Business Days following the Satisfaction Date, Edison will withdraw and/or waive any claims it has asserted in the Enron Bankruptcy that are based on the Claims released and/or waived in the Definitive Agreements. Edison shall not be obligated to withdraw and/or waive any other claim that it has filed in the Enron Bankruptcy, such as, but not limited to, its claim against Enron Corp. based on alleged energy market manipulation and related activities.

        14.3. Within five (5) Business Days following the Satisfaction Date, the PPA Sellers who are parties to the Cabazon Litigation shall cause to be filed with the superior court a request for dismissal of the Cabazon Litigation in its entirety with prejudice.

        14.4. Each of the Parties shall bear its own attorneys' fees and costs in the FERC Proceeding, the SEC Proceeding, and the Cabazon Litigation.

        14.5. Each of the Parties covenants that, after the Satisfaction Date, it will not bring, enter into, participate or intervene in or otherwise pursue, directly or indirectly, any subsequent actions or proceedings arising from or related to any of the Claims released in the Definitive Agreements, except for the purpose of enforcing any of the terms of the Definitive Agreements.

        14.6. As of the Satisfaction Date, Edison, on the one hand, and Enron, FPL, and each PPA Seller, on the other hand, as to each other, irrevocably waive, discharge and agree to forego any rights they have or may have to the benefit of any ruling(s) of FERC or the SEC in the FERC Proceeding and/or the SEC Proceeding (or any subsequent proceedings which concern the same general factual allegations as form the basis of the Claims

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                released and/or waived in the Definitive Agreements) in respect of the rates Edison must pay, refunds of prior amounts paid by Edison, or other economic effect upon or under the PPA for each of the Projects. To the extent any Party actually receives any funds from another Party on account of such rights or benefits the receipt of which would be inconsistent with the waiver, discharge, etc. provided for in this paragraph, such Party will promptly pay such funds over to the other Party.

15. CONDITIONS PRECEDENT TO EFFECTIVENESS OF DEFINITIVE AGREEMENTS; REGULATORY AND OTHER APPROVALS

        Certain terms and conditions of the Definitive Agreements will not become effective until the Satisfaction Date, the occurrence of which requires that the Required Regulatory Approvals first be either obtained or waived in writing. For this purpose "Required Regulatory Approvals" means the approval of each regulatory agency or court described in Sections 15.1, 15.2 and 15.3 below with respect to which the responsible agency or court has issued an order meeting the finality requirements set forth below for each respective agency or court and which approves the Definitive Agreements without modification thereto which is unacceptable, in its reasonable business judgment, to a Party whose rights or obligations under the Definitive Agreements are materially adversely affected by such modification. The Parties agree to cooperate and use their reasonable best efforts (which shall not require the taking of any appeal beyond the initial court or agency from which approval has been sought and which appeals, if taken, shall not extend the Satisfaction Date absent the agreement of the Parties) to obtain the Required Regulatory Approvals promptly. The Parties agree to notify each other promptly in writing in the event it is determined that any Required Regulatory Approval will not be forthcoming. In such event, any Party may notify the SEC, FERC, the CPUC, the Bankruptcy Court and/or the court in the Cabazon Litigation of such non-approval without prior notice to the other Parties.

        15.1.   FERC APPROVAL:

                15.1.1 The Parties acknowledge that FERC Approval is a condition precedent to the occurrence of the Satisfaction Date. "FERC Approval" means that FERC has issued an order approving the Definitive Agreements and satisfying the other requirements set forth in Section
                        15.1.3 as to which (1) rehearing of the order has been denied or the time for requesting rehearing of the order has expired and no request for rehearing has been filed and (2) as of the date on which all other conditions precedent to the occurrence of the Satisfaction Date have been satisfied, no stay of the order has been granted by FERC or a court of competent jurisdiction and no motion or

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                        other request for stay of the order is then pending before FERC or a court of competent jurisdiction.

                15.1.2 The Parties understand that Edison, on the one hand, and Enron, FPL and the Enron affiliates named as respondents in the FERC Proceeding, on the other hand, for the purpose of obtaining FERC Approval, shall jointly file at FERC an offer of settlement pursuant to 18 C.F.R.
                        Section 385.602 within 15 days after the Master Definitive Agreement has been executed or within such other time period as may be agreed upon by Edison, Enron and FPL.

                15.1.3 FERC Approval, as contemplated herein, shall include not only the reasonableness of the terms and provisions of the Definitive Agreements but shall expressly include acceptance of the rates provided for in each PPA, as amended pursuant to the applicable Renewable Agreement and the Definitive Agreements, under Section 205 of the Federal Power Act, so that no further FERC approval or FERC proceedings of any kind are required in connection with the rates applicable to the amended PPAs and the Projects; provided, however, that FERC approval of any application related to the transmission facilities used to deliver power from the Projects to Edison shall not be a condition precedent to the occurrence of the Satisfaction Date. The Section 205 application seeking FERC Approval shall include a request that FERC's acceptance of such rates shall have no precedential effect as to any other power seller or contract that is not expressly subject to the terms and conditions of the Definitive Agreements or as to any of the Parties or PPA Sellers with respect to other disputes that are not addressed in the Definitive Agreements.

                15.1.4 Nothing in this Article 15 shall prevent a PPA Seller or Edison from seeking or opposing any action by the CPUC that is generally applicable to QFs that would have the effect, whether directly or indirectly, of changing a rate or other provision of a PPA or other power purchase agreement between Edison and a PPA Seller that has been or continues to be subject to the jurisdiction of the CPUC.

                15.1.5 Nothing in this Article 15 or elsewhere in the Definitive Agreements shall prevent, or be construed to prevent, Edison or a PPA Seller from enforcing the terms of a PPA, except as expressly provided in the Definitive Agreements.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                15.1.6 Absent the agreement of the Parties to the proposed change, the standard of review for changes by the FERC to the rates and other terms of the PPAs, as amended, shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission
                        v. Sierra Pacific Power Co., 350 U.S. 348 (1956); provided that nothing herein shall affect or modify any provision of a PPA or of any other power purchase agreement that provides for rate or administrative changes based upon determinations of the CPUC that are applicable generally to QFs.

        15.2.   CPUC APPROVAL:

                15.2.1 The Parties acknowledge that CPUC Approval is a condition precedent to the occurrence of the Satisfaction Date. "CPUC Approval" means that the CPUC has issued a final decision, no longer subject to appeal, that approves the Definitive Agreements and satisfies the other requirements set forth in Section
                        15.2.2. However, Edison in its sole discretion may unilaterally waive CPUC Approval as to all or any individual aspects of the Definitive Agreements requiring such approval at any time by giving notice of such waiver in writing to the affected PPA Sellers and the other Parties hereto.

                15.2.2 CPUC Approval shall require findings that the Definitive Agreements and the rates provided for in such Definitive Agreements, are reasonable and that payments made pursuant to the PPAs, as modified by the PPA Amendments, are fully recoverable in Edison's retail rates, subject only to the CPUC's review of Edison's ongoing administration of the PPAs, as amended.

                15.2.3 Within fifteen (15) days of execution of the Master Definitive Agreement or within such other time period as may be agreed to by Edison, Enron and FPL, Edison will seek CPUC Approval by filing an advice letter of the type and in the manner contemplated by CPUC Decision ("D") No.98-12-066 (83 CPUC 2d 506, Dec. 17, 1998) or by
                        another appropriate filing if it is determined that D.98-12-066 is inapplicable to the Definitive Agreements.

        15.3.   BANKRUPTCY COURT APPROVAL:

                15.3.1 The Parties acknowledge that Bankruptcy Court Approval is a condition precedent to the occurrence of the Satisfaction Date.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                        "Bankruptcy Court Approval" means that the Bankruptcy Court has issued an order approving the Definitive Agreements and the PPA Notes that (1) is no longer subject to a motion for re-argument under Bankruptcy Rule 9023 and (2) which, as of the date on which all other conditions precedent to the occurrence of the Satisfaction Date have been satisfied, has not been stayed by the Bankruptcy Court or by another tribunal with jurisdiction in the matter. For purposes of this
                        Section 15.3.1, the Enron Bankruptcy shall be deemed to include, in addition to the matters identified in
                        Section 2.5, the bankruptcies of any Enron affiliated entities, whether mentioned in Section 2.5 or not, that, prior to the Satisfaction Date, are in Chapter 11 or another form of bankruptcy (but only to the extent that such Enron affiliated entities have a property interest, direct or indirect, in one or more of the Projects). Bankruptcy Court Approval shall also include the approval and confirmation by the Bankruptcy Court that the PPA Notes, and Enron Wind Systems' obligations thereunder, without amendment or modification, constitute administrative expenses of the debtor's estate, entitled to priority under Section 507(a)(1) of Chapter 11 of the United States Bankruptcy Code, as amended.

                15.3.2 Enron shall promptly seek Bankruptcy Court Approval upon execution of the Definitive Agreements. Edison, FPL, the PPA Sellers, and their respective affiliates will take such reasonable actions as Enron may request to support such approval and will take no actions in opposition to or inconsistent with the request for Bankruptcy Court Approval.

        15.4.   SEC APPROVAL:

                The occurrence of the Satisfaction Date is not conditioned upon SEC approval or on any other action by the SEC.

16.     STANDSTILL; STAY

        16.1. The standstill provisions set forth in Section 16.2 shall remain in effect for a period of thirty (30) days from the Effective Date as to any proceeding in which a request for stay has been submitted but not yet acted upon, but shall terminate (except with respect to the FERC Proceeding as described below in this
                Section 16.1) as to any matter in which the Parties' request for stay has been denied in whole or in part. The Parties recognize that the procedural schedule in the FERC Proceeding has been suspended until January 22, 2003, and intend to seek an extension of that suspension so that FERC may consider this settlement; as to that proceeding, the

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                standstill provisions of Section 16.2 shall remain in effect unless and until an extension of the suspension is denied. Except as to the matters described in Section 16.2, neither the standstill nor the pendency of a request for stay pursuant to the terms of the MOU shall require any of the Parties hereto to refrain from any action in the FERC Proceeding, the SEC Proceeding, the Cabazon Litigation or otherwise.

        16.2. Pursuant to Section 16.1 above for the period specified, the Parties agree to:

                16.2.1 Refrain from initiating any new discovery of each other or requiring responses from each other to existing discovery in the SEC Proceeding, the FERC Proceeding and in the Cabazon Litigation;

                16.2.2 Extend day-for-day during the above-referenced period the response dates for all outstanding discovery requests previously served by Edison in the SEC Proceeding and the FERC Proceeding;

                16.2.3 Refrain from taking any further action with respect to Edison's demand for adequate assurances or the Projects' response to such demand.

        16.3. In connection with the foregoing day-for-day extensions, the Parties agree that in no case will any discovery response be due sooner than eight (8) Business Days following termination of the standstill and that no response to or production requested by any motion to compel shall be due sooner than five (5) Business Days following termination of the standstill.

        16.4. Except insofar as any obligation set forth in this paragraph has already been satisfied by a Party pursuant to its obligations under Section 4(B) of the MOU, the Parties will, as soon as practicable, cooperate and use their reasonable best efforts to mutually seek a stay of the SEC Proceeding, the FERC Proceeding and the Cabazon Litigation pending the obtaining or waiver of the Required Regulatory Approvals; provided that the failure to obtain any such stay will not, by itself, void the Definitive Agreements, or any of them; and provided further that any stays implemented pursuant to this paragraph shall terminate automatically and without the further action of the Parties upon the occurrence, if any, of the Termination Date. The Parties' requests for stays in the SEC Proceeding and FERC Proceeding shall include a request that all established deadlines in such proceedings be extended day-for-day during the periods in which the stays are in effect. The Parties' request for stay in the Cabazon Litigation shall expressly request a continuance of the trial date in that case to a date that is no earlier than 150 days following the termination, if any, of the stay, as

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                well as a commensurate continuance of all then-existing deadlines in the litigation.

        16.5. Should the Court in the Cabazon Litigation decline to stay that matter and/or continue the trial date and associated deadlines as requested by the Parties, then the plaintiffs in the Cabazon Litigation shall promptly dismiss their complaint against Edison without prejudice and the parties to the Cabazon Litigation shall enter into a tolling agreement for the purpose of tolling any applicable statutes of limitations or defenses based on similar time bars during the period commencing with the dismissal of the complaint in the Cabazon Litigation and ending when the plaintiffs therein first become entitled to reinstitute their complaint following a failure of the settlement memorialized in the Definitive Agreements.

17.     GENERAL PROVISIONS

        17.1.   CONFIDENTIALITY:

                17.1.1 The Parties agree that their negotiations (including the prior negotiations as reflected in the MOU) and the terms of the Definitive Agreements are and shall remain confidential, except insofar as disclosure of the terms and conditions of such negotiations or agreements is necessary to achieve the purposes of such agreements. To that end, voluntary disclosure may be made only as necessary to obtain lender and other power seller or participant or investor approval, FERC Approval, CPUC Approval, Creditors' Committee and Bankruptcy Court Approval, stays of the SEC and FERC Proceedings and the Cabazon Litigation and such other required consents, approvals and notices; provided that:

                        (i) if an existing confidentiality agreement, protective order or similar obligation is applicable, the Party making disclosure shall notify the receiving party of the confidential nature of the terms and conditions of the MOU and Definitive Agreements and that the existing confidentiality agreement or obligation is applicable thereto;

                        (ii) if a confidentiality agreement or obligation is not applicable thereto, the Party making disclosure shall use reasonable efforts to first obtain an appropriate confidentiality agreement from the party to whom information concerning the MOU and/or Definitive Agreements is disclosed (and to advise the other Parties if it is not able to do so prior to making disclosure), or

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                in the case of disclosure to a regulatory agency or the Bankruptcy Court, for the purpose of obtaining approval from such agency or Court, seek and use its reasonable best efforts to obtain confidentiality protection from the reviewing agency or the Bankruptcy Court; and

                        (iii) in the case of any disclosure to a participant or investor in any of the Projects, the Party making disclosure shall be required only to clearly mark all disclosure materials as confidential and to advise the recipient thereof in writing as to the confidential nature of such materials and to further affirmatively state that such materials may not be disclosed to third parties by the recipient.

                17.1.2 The draft of any request for a protective order of, or confidential treatment by, an administrative agency or by the Bankruptcy Court shall be provided to the non-drafting Party sufficiently in advance of filing to permit the non-drafting Party a reasonable opportunity to review and comment upon the draft.

                17.1.3 The Parties acknowledge that the Enron Creditors' Committee and its advisors are already subject to appropriate confidentiality obligations. Edison also understands that, subject to appropriate confidentiality procedures standard for such transactions in the Bankruptcy Court context, disclosure may be made to prospective purchasers (and their potential lenders and advisors) in connection with a sale of the Projects or an interest therein. Notwithstanding the foregoing, in connection with (i) the proposed sale, assignment or other transfer of a Project or of the interest of a Party or its affiliate (or any interest of the Enron Bankruptcy estate) in such Project to a third party, or
                        (ii) the proposed sale of Portland General Electric, a Party shall be entitled to disclose the MOU and Definitive Agreements to a potential purchaser, its affiliates, potential lenders and advisors, provided that the Party making, disclosure shall first obtain an appropriate confidentiality agreement from the potential purchaser. Further, a Party shall not be in breach of its obligations under this Section 17.1 on account of disclosure of any information subject to the provisions of this Section 17.1 to the extent that such information
                        (i) becomes generally available to the public other than as the result of a breach of this Master Definitive Agreement by the disclosing Party; (ii) is obtained from a third

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                        party not known to the receiving Party to be prohibited from making disclosure or (iii) is required by applicable law, order, regulation or ruling to be disclosed publicly to, or is publicly disclosed by, a governmental authority, including any court or regulatory agency; and provided, further, that after the Satisfaction Date, the Parties shall be entitled, in the ordinary course of business, to disclose the Definitive Agreements to any legal or financial advisor, accountant, consultant, Project operator or manager, taxing authority or Project property owner or lessor, provided that the Party making such disclosure in the ordinary course of business shall be required to clearly mark all disclosure materials as confidential and to advise the recipient thereof in writing as to the confidential nature of such materials and to further affirmatively state that such materials may not be disclosed to third parties by the recipient.

        17.2. Effect on PPAs: Except as provided in the Definitive Agreements, all provisions of the PPAs shall remain in effect and unchanged. Nothing herein shall be read to extend or reduce the term of any PPA.

        17.3. No Waiver: None of the provisions of the Definitive Agreements, including this paragraph, shall be considered waived by a Party unless such waiver is given in writing. The failure of any Party to insist in any one or more instances upon strict performance of any of the provisions of the Definitive Agreements or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

        17.4. Further Agreements: This Master Definitive Agreement shall not be amended, changed, modified, abrogated or superseded by a subsequent agreement unless such subsequent agreement is in the form of a written instrument signed by all of the Parties; provided that an instrument which affects only certain of the Parties shall be effective if signed by such Parties but shall not be effective with respect to the rights and obligations of any other Parties.

        17.5.   Entire Agreement; Conflict; Advice of Counsel; Fees and
                Expenses: The Definitive Agreements constitute the entire agreement of the Parties concerning the subject matter thereof and supercede any and all prior negotiations, correspondence, undertakings, and agreements between the Parties, including, without limitation, the MOU, concerning the subject matter of the Definitive Agreements. Notwithstanding the foregoing, to the extent there is a conflict or inconsistency between the provisions of this Master Definitive Agreement and the provisions of a PPA

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                Amendment, the terms of this Master Definitive Agreement shall control. The Parties have read the Definitive Agreements, have had the advice and assistance of legal counsel in entering into them, and have not been influenced to any extent whatsoever by any representations or statements made by any Party other than those in the Definitive Agreements. The Parties, and each of them, shall bear their own attorneys' fees and costs arising from or pertaining to (i) the negotiation, preparation and implementation of the Definitive Agreements and (ii) the obtaining of the Required Regulatory Approvals.

        17.6. Successors and Assigns: This Master Definitive Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

        17.7. Construction: The Definitive Agreements have been drafted by all of the Parties and shall not be construed against any Party as the sole drafter or pursuant to any other rule of construction.

        17.8. Governing Law: The Definitive Agreements shall be governed by and construed under the laws of the State of California without regard to its conflict of laws principles.

        17.9. Headings: The headings used in the Definitive Agreements are for convenience and reference purposes only and do not themselves constitute any of the terms of the Definitive Agreements.

        17.10.  No Precedent; Use in Litigation; No Third Party Beneficiaries:
                Each Party agrees that the Definitive Agreements arise from unique facts and circumstances and, as such, the various provisions of the Definitive Agreements shall not, except as expressly provided for herein, be used as evidence relevant to, or the basis for disputing the validity or appropriateness of, any determination of avoided costs before the FERC, CPUC or any court or other judicial or quasi-judicial body, and nothing herein may be used as an admission against any Party. Further, the Parties do not admit liability as to any of the Claims released herein and acknowledge that the Definitive Agreements establish no precedents with respect to other parties selling pursuant to other power purchase agreements, with respect to other power purchase agreements, or with respect to disputes other than those that are referenced in this Master Definitive Agreement. Except for the purpose of obtaining the Required Regulatory Approvals or as otherwise expressly authorized by this Master Definitive Agreement, including with respect to obtaining a stay of the SEC Proceeding pursuant to Section 16.4, no Party will introduce or otherwise use the Definitive Agreements or any of their terms or conditions in any judicial or administrative proceeding or to influence any governmental action, other than for the purpose of effectuating and

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                enforcing the terms and conditions thereof. The Definitive Agreements shall not be construed as creating any rights or benefits of any kind or nature whatsoever in any third party or class of persons not parties to the Definitive Agreements, except to the extent that the Master Definitive Agreement, by its express terms, inures to the benefit of persons or entities not signatories hereto with respect to the provisions of Article 11 only.

        17.11. Obligations Severable: Each Party shall be severally, and not jointly, liable for any failure to perform its obligations under the Definitive Agreements. Notwithstanding the foregoing, nothing in this Section 17.11 or elsewhere in the Definitive Agreements shall be construed as either creating or eliminating such joint and several liability of a Party as may already exist or not exist under a particular PPA.

        17.12.  NOTICE:

                17.12.1 Any notice, demand, or request permitted or required under this Master Definitive Agreement shall be delivered in writing by overnight delivery service, United States Mail, fax and/or electronic mail. Notice given by overnight delivery or mail shall be effective upon actual receipt. Notice given by fax or electronic mail shall be effective upon actual receipt if received during the recipient's Business Day, or at the beginning of the recipient's next Business Day after receipt if not received prior to the cessation of the recipient's previous Business Day.

                17.12.2 The names and addresses for notice specified in
                        Attachment D may be changed from time to time by written notice by a Party to the other Parties without a need for an amendment to this Master Definitive Agreement.

18.     EXECUTION

        This Master Definitive Agreement, as well as each PPA Amendment, shall be executed by exchanging counterpart signature pages by facsimile as provided in Section 17.12 above.

        Each Party represents and warrants that the person who signs below on behalf of the Party has authority to execute this Master Definitive Agreement on behalf of such Party and to bind such Party to this Master Definitive Agreement.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

SOUTHERN CALIFORNIA EDISON COMPANY              ENRON WIND LLC
By:     /s/ Alan J. Fohrer                      By:
        ---------------------------                     ------------------------
        Alan J. Fohrer                          (print)
        Its Chief Executive Officer                     ------------------------
                                                        Its
Date:   January 15, 2003                        Date:

                                                ENRON WIND SYSTEMS, LLC
                                                By:
                                                        ------------------------
                                                (print)
                                                        ------------------------
                                                        Its
                                                Date:

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

SOUTHERN CALIFORNIA EDISON COMPANY              ENRON WIND LLC
By:                                             By:     /s/ Eric D. Gadd
        ---------------------------                     ------------------------
        Alan J. Fohrer                                  Eric D. Gadd
        Its Chief Executive Officer                     Its President & CEO
Date:   January 15, 2003                        Date:   January 15, 2003

                                                ENRON WIND SYSTEMS, LLC
                                                By:     /s/ Eric D. Gadd
                                                        ------------------------
                                                        Eric D. Gadd
                                                        Its President & CEO
                                                Date:   January 15, 2003

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

CABAZON POWER PARTNERS LLC                      ZWHC LLC
By:     /s/ Eric D. Gadd                        By:     /s/ Eric D. Gadd
        ---------------------------                     ------------------------
(print) Eric D. Gadd                            (print) Eric D. Gadd
        Its President & CEO                             Its President & CEO
Date:   January 15, 2003                        Date:   January 15, 2003

PAINTED HILLS WIND DEVELOPERS
By:     Enron Wind Systems LLC
        Its managing joint venturer
By:     /s/ Eric D. Gadd
        ---------------------------
(print) Eric D. Gadd
        Its President & CEO
Date:       January 15, 2003

ZOND WIND SYSTEMS PARTNERS LTD., SERIES 85-A
By:     Zond Windsystems Management III LLC
        Its general partner
By:     /s/ Eric D. Gadd
        ---------------------------
(print) Eric D. Gadd
        Its President & CEO
Date:   January 15, 2003

ZOND WIND SYSTEMS PARTNERS LTD., SERIES 85-B
By:     Zond Windsystems Management IV LLC
        Its general partner
By:     /s/ Eric D. Gadd
        ---------------------------
(print) Eric D. Gadd
        Its President & CEO
Date:   January 15, 2003

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

ESI SKY RIVER LIMITED PARTNERSHIP               ESI VG LIMITED PARTNERSHIP
By:     ESI Sky River, Inc.,                    By:     ESI Victory, Inc.,
        Its general partner                             Its general partner
By:     /s/ Edward F. Tancer                    By:     /s/ Edward F. Tancer
        ---------------------------                     ------------------------
(print) Edward F. Tancer                        (print) Edward F. Tancer
        Its secretary                                   Its secretary
Date:   January 15, 2003                        Date:   January 15, 2003

                              SKY RIVER PARTNERSHIP

By:     ESI Sky River Limited Partnership,      By:     Sky River LLC,
        Its general partner                             Its general partner
By:     ESI Sky River, Inc.,                    By:
        Its general partner                             ------------------------
                                                (print)
                                                        ------------------------
By:     /s/ Edward F. Tancer                            Its
        ---------------------------
        Edward F. Tancer                        Date:
        Its secretary                                   ------------------------
Date:   January 15, 2003

                       VICTORY GARDEN PHASE IV PARTNERSHIP

By:     ESI VG Limited Partnership              Victory Garden LLC
        Its general partner                             Its general partner
By:     ESI Victory, Inc.,                      (print)
                                                        ------------------------
        Its general partner                             Its
By:     /s/ Edward F. Tancer                    Date:
        ---------------------------                     ------------------------
        Edward F. Tancer
        Its secretary
Date:   January 15, 2003

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

ESI SKY RIVER LIMITED PARTNERSHIP               ESI VG LIMITED PARTNERSHIP
By:     ESI Sky River, Inc.,                    By:     ESI Victory, Inc.,
        Its general partner                             Its general partner
By:                                             By:
        ---------------------------                     ------------------------
(print)                                         (print)
        Its                                             Its
           ------------------------                        ---------------------
Date:                                           Date:
        ---------------------------                     ------------------------

                              SKY RIVER PARTNERSHIP

By:     ESI Sky River, Limited Partnership      By:     Sky River LLC,
        Its general partner                             Its general partner
By:     ESI Sky River, Inc.,                    By:     /s/ Eric D. Gadd
        Its general partner                             ------------------------
                                                (print) Eric D. Gadd
By:                                                     Its President & CEO
        ---------------------------             Date:   January 15, 2003
(print)
        Its
Date:
        ---------------------------

                       VICTORY GARDEN PHASE IV PARTNERSHIP

By:     ESI VG Limited Partnership              Victory Garden LLC
        Its general partner                             Its general partner
By:     ESI Victory, Inc.,                      By:     /s/ Eric D. Gadd
        Its general partner                             ------------------------
                                                (print) Eric D. Gadd
By:                                                     Its President & CEO
        ---------------------------             Date:   January 15, 2003
(print)
         --------------------------
        Its
            -----------------------
Date:
        ---------------------------

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                  ATTACHMENT A

                                                           FORECAST AS-AVAILABLE CAPACITY
                                                                  PRICE ($/kW-vr)
                                                          -------------------------------
QFID                   PPA SELLER'S NAME                      CURRENT         ADJUSTED
----   ------------------------------------------------   --------------   --------------
6004   Cabazon Power Partners LLC                         $       174.50   $       105.00
6039   Enron Wind Systems, LLC                            $       169.00   $        89.00
6040   Enron Wind Systems, LLC                            $       169.00   $        90.00
6041   Enron Wind Systems, LLC                            $       169.00   $        99.00
6042   Enron Wind Systems, LLC                            $       180.00   $       100.00
6043   Zond Wind Systems Partners Ltd., Series 85A        $       180.00   $       106.00
6044   Zond Wind Systems Partners Ltd., Series 85B        $       194.00   $       124.00
6065   Sky River Partnership                              $       235.00   $       145.00
6066   Sky River Partnership                              $       235.00   $       138.00
6067   Sky River Partnership                              $       235.00   $       125.00
6102   Victory Garden Phase IV Partnership                $       206.00   $       125.00
6103   Victory Garden Phase IV Partnership                $       206.00   $       131.00
6104   Victory Garden Phase IV Partnership                $       206.00   $       115.00
6105   ZWHC LLC                                           $       206.00   $       122.00
6106   ZWHC LLC                                           $       206.00   $       122.00
6107   ZWHC LLC and Victory Garden Phase IV Partnership   $       206.00   $       123.00
6108   ZWHC LLC                                           $       206.00   $       119.00
6111   Enron Wind Systems, LLC                            $       194.00   $       115.00
6112   Painted Hills Wind Developers                      $       180.00   $       104.00

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                  ATTACHMENT B

                                                            FINAL PAYMENT
                                                            AMOUNT AS OF
QFID                   PPA SELLER'S NAME                  JANUARY 31, 2002
----   ------------------------------------------------   ----------------
6004   Cabazon Power Partners LLC                         $   3,523,960.72;
6039   Enron Wind Systems, LLC                                  536,428.62
6040   Enron Wind Systems, LLC                                  432,518.82
6041   Enron Wind Systems, LLC                                  380,741.50
6042   Enron Wind Systems, LLC                                  406,095.23
6043   Zond Wind Systems Partners Ltd., Series 85-A             954,615.92
6044   Zond Wind Systems Partners Ltd., Series 85-B           1,399,997.75
6105   ZWHC LLC                                                 423,571.00
6106   ZWHC LLC                                                 445,362.14
6107   ZWHC LLC and Victory Garden Phase IV Partnership         610,195.87
6108   ZWHC LLC                                                 436,968.11
6111   Enron Wind Systems, LLC                                  369,598.49
6112   Painted Hills Wind Developers                            940,073.20
                                                          ----------------
                                                          $  10,860,127.37
                                                          ================

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                  ATTACHMENT C

                             Form of Estoppel Letter
                                     [date]

To: [purchaser/assignee]
Re: [PPA] between [seller] ("PPA Seller") and Southern California Edison Company
    ("Edison") dated as of [________] as amended as of the date hereof ("PPA")

Ladies and Gentlemen:

        Edison understands that [purchaser/assignee] ("Purchaser") intends to acquire all right title and interest of [Enron entity] ("XYZ") as the [general partner] in [name of partnership] ("Partnership") which owns [in whole or in part] and operates that certain wind powered electric generating project [specify project] ("Project"). Edison is the purchaser of all of the electric output of the Project pursuant to the PPA, and, in connection with the foregoing, Edison hereby certifies to Purchaser as follows as of the date hereof:

    1. Attached hereto as Exhibit A is a true, complete and accurate copy of the PPA and all amendments and modifications thereto as of the date hereof.

    2. The PPA is in full force and effect, there are no amendments or modifications of any kind to the PPA except as referenced above, and there are no other promises, agreements, understandings or commitments between PPA Seller and Edison relating to the purchase of the electric output of the Project.

    3. To the best of Edison's actual knowledge without investigation, PPA Seller has fulfilled all of its obligations under the PPA and there are no uncured defaults, events of default, unsatisfied conditions or other breaches (or facts or circumstances that, with the passage of time or the giving of notice, or both, will or could constitute a default, event of default or breach) under the PPA.

    4. The undersigned representative of Edison is duly authorized to execute this instrument on behalf of Edison.


        IN WITNESS WHEREOF, Edison has executed this instrument as of the date first written above.

SOUTHERN CALIFORNIA EDISON COMPANY
By:
       -----------------------
Title:
       -----------------------

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                  ATTACHMENT D

                                     NOTICE

                Notices under this Master Definitive Agreement shall be given in writing via fax and/or electronic mail as specified below and shall be effective upon receipt:

                        If to Edison:

                                Lars E. Bergmann
                                Director of QF Resources
                                Southern California Edison Company
                                2244 Walnut Grove Ave.
                                Rosemead, California 91770
                                    FAX:    626-302-1103
                                    email:  bergmale@sce.com

                        with a copy to:

                                James B. Woodruff
                                Senior Attorney
                                Southern California Edison Company
                                2244 Walnut Grove Ave.
                                Rosemead, California 91170
                                    FAX:    626-302-1904
                                    email:  woodrujb@sce.com

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                        If to Enron, Sky River Partnership, Victory Garden Phase IV Partnership, Cabazon Power Partners LLC, Enron Wind Systems, LLC, Zond Wind Systems Partners Ltd., Series 85-A, Zond Wind Systems Partners Ltd., 85-B, ZWHC LLC, or Painted Hills Wind Developers:

                                Jimmie Williams
                                Managing Director
                                Enron Corp.
                                1400 Smith Street
                                Houston, Texas 77002
                                    FAX:    713-646-2623
                                    email:  jimmie.williams@enron.com

                                Eric Gadd
                                Enron Wind, LLC
                                1400 Smith Street
                                Houston, Texas 77002
                                    FAX:    713-646-3225
                                    email:  eric.gadd@enron.com

                        With copies to:

                                David M. Koogler
                                Assistant General Counsel
                                Enron Corp.
                                1400 Smith Street
                                Houston, Texas 77002
                                    FAX:    713-646-3092
                                    email:  david.koogler@enron.com

                                John A. Lamb
                                General Counsel
                                Enron Wind LLC
                                520 S. Grand Avenue, Suite 610
                                Los Angeles, California 90071
                                    FAX:    213-452-4888
                                    e-mail: john.lamb@enron.com

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                and

                                John G. Klauberg
                                LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                125 West 55th Street
                                New York, New York 10019
                                    FAX:    212-424-8500
                                    email:  jklauber@llgm.com

                        If to FPL, Sky River Partnership or Victory Garden Phase IV Partnership:

                                Mark Palanchian
                                Director
                                FPL Energy Power Marketing, Inc.
                                117 70 U. S. Highway One
                                North Palm Beach, FL 33408
                                    FAX:    561 625-7501
                                    email:  mark_palanchianC4pl.com

                        With copies to:


                                Edward F. Tancer
                                General Counsel FPL Energy, LLC
                                700 Universe Blvd.
                                Juno Beach, FL 33408
                                    FAX:    561-691-7305
                                    email:  ed_tancer@fpl.com

                                Joel D. Newton
                                Senior Attorney
                                FPL Energy, LLC
                                801 Pennsylvania Ave., NW
                                Suite 220
                                Washington, DC 20004
                                    FAX:    202-347-7076
                                    email:  joel_ newton@fpl.com

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                and

                                Clifford M. Naeve
                                Skadden, Arps, Slate, Meagher and Flom LLP
                                1440 New York Avenue, NW
                                Washington, DC 20005
                                    FAX:    202-371-7926
                                    email:  mnaeve@skadden.com

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                                  ATTACHMENT E

                            AMENDMENT NO. [__] TO THE
                             POWER PURCHASE CONTRACT
                                     BETWEEN
                       SOUTHERN CALIFORNIA EDISON COMPANY
                                       AND
                                     [____]
                                   QFID [____]

1.      PARTIES

        The Parties to this Amendment No. [___] ("Amendment") to the Power Purchase Contract ("Contract") between Southern California Edison Company and [_] are SOUTHERN CALIFORNIA EDISON COMPANY ("Edison"), a California corporation, and [_] ("Seller"), a [_] Edison and Seller are sometimes referred to herein individually as a "Party" and jointly as the "Parties."

2.      RECITALS

        The Parties enter into this Amendment with reference to the following facts, among others:

        2.1. On [___], Edison and Seller or Seller's predecessor in interest executed the Contract, which, among other things, provides for the sale to Edison of electrical power generated by a wind turbine project identified by Edison as QFID [___] (the "Project").

        2.2.    [The Contract has previously been amended.]

        2.3. Certain claims related to the Contract have been raised in civil litigation in California superior court, in regulatory proceedings pending before the Securities and Exchange Commission and/or the Federal Energy Regulatory Commission ("FERC"), and/or in proceedings in the United States Bankruptcy Court involving Enron Corp and/or affiliates of Enron Corp (collectively, the "Disputes"). The Disputes concern, among other things, the status of the Project as a qualifying facility within the meaning of the Public Utility Regulatory Policies Act of 1978 ("PURPA") and FERC's regulations implementing PURPA.

        2.4. Edison and Seller, acting on behalf of itself and (in its capacity as Project Manager under the Contract) all others, if any, that hold an ownership or other interest in the Project, or any portion thereof, have agreed to resolve the Disputes as they apply to the Contract pursuant to the terms of a "Master Definitive Agreement," dated January 15, 2003 ("Master Definitive Agreement"), which is being concurrently executed by Edison,

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                Seller and other parties and is hereby incorporated herein by this reference. In the Master Definitive Agreement, Edison and Seller have agreed, among other things, to execute this Amendment for the purpose of implementing certain terms and conditions of the Master Definitive Agreement.

3.      AGREEMENT

        In consideration of the promises, mutual covenants and agreements set forth herein, and for other good and valuable consideration as set forth herein, the Parties, upon the occurrence of the Satisfaction Date (as defined below) pursuant to the terms of the Master Definitive Agreement, hereby amend the Contract effective as of the Effective Date (as defined below), as follows:

        3.1. Waived Qualifying Facility Requirements. Section 4.4.12 of the Contract [revise if applicable QF warranty terms are contained in a section other than 4.4.12] is hereby replaced in its entirety with the following new Section 4.4.12:

                "4.4.12 Notwithstanding any other provision of this Contract, effective on and after the Satisfaction Date, as defined in Section 4 of Amendment No. [_], the Project shall not be required to satisfy any ownership or size limitation requirements applicable to Qualifying Facilities, including, without limitation, 16 U.S.C. Section 796(17)(A)(ii), 16 U.S.C. Section 796(17)(C)(ii) and 18
                        C.F.R. Sections 292.204(a)(1) and 292.206 (collectively, the "Waived QF Requirements"). Notwithstanding the foregoing, and although the Project will no longer be required to comply with the Waived QF Requirements and therefore will no longer be required to be or certify as a Qualifying Facility under the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the regulations of the Federal Energy Regulatory Commission ("FERC") implementing PURPA, the Project will, except for the Waived QF Requirements, continue to generate power for sale to Edison under the Contract in the manner required under 16 U.S.C. Section 796(17)(A)(i), 16 U.S.C. Section 796(17)(B), and 16 U.S.C. Section 796(17)(C)(i) (but not including, in addition to the Waived QF Requirements, any Qualifying Facility certification requirements) of PURPA and the FERC regulations implementing the foregoing provisions identified in this sentence, 18 C.F.R. Section 292.204(b), as wind power production facilities, and further, that with the exception of the Waived QF Requirements, this Contract shall continue to be administered by Edison as a Qualifying Facility contract."

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

        3.2. Reduction in Capacity Price. Section 9.1.1.2 [revise if applicable capacity terms are contained in a Section other than 9.1.1.2] of the Contract is hereby amended to add the following new subsections (c) and (d):

                "(c) Notwithstanding Section 9.1.1.2 (b) above, effective for deliveries made beginning at 12:01 a.m. Pacific Time on December 1, 2002 through and including the last day of the Contract Term, the time-differentiated D variable shall be calculated using an annual as-available capacity rate of [the project-specific adjusted $/kw-yr capacity price from Attachment A to the Master Definitive Agreement] in lieu of the rate that would otherwise apply under Section 9.1.1.2(b)."

                "(d)    Promptly after the Satisfaction Date, as defined in
                        Section 4 of Amendment No. [ ], any capacity --- payments previously made by Edison to Seller for deliveries made on and after December 1, 2002 which were based upon the capacity price in effect prior to the occurrence of the Satisfaction Date shall be recalculated using the capacity price as revised pursuant to the foregoing Section 9.1.1.2(c). [revise cross-reference as necessary]. The difference (without interest) between the capacity payment(s) actually made for such deliveries and the payments that would have been made using the adjusted capacity price specified in
                        Section 9.1.1.2(c) shall be applied as a credit to Edison against the next payment due to Seller for both Energy and capacity pursuant to the Contract; provided, however, that if the amount of such credit to Edison exceeds the full amount owing for the first payment due to Seller after the Satisfaction Date, Edison shall take a credit equal to the full amount owing for the first payment due Seller after the Satisfaction Date, and shall apply the remaining balance of the credit as an offset to each successive payment due to Seller by Edison thereafter in the same manner until the credit is fully utilized (all such offsets accruing as of the Satisfaction Date). If the credit owed Edison by Seller has not been fully utilized by the conclusion of three successive billing cycles after the Satisfaction Date, then Edison may, at its option, invoice Seller for the remaining, unutilized portion of the credit, which invoice shall be paid by Seller within ten (10) days of receipt."

        3.3. Energy Pricing. New Sections 9.3.1 through 9.3.5 [revise cross-reference as necessary] are added to the Contract as follows:

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

                "9.3.1 In the event that the Commission changes the applicable rate for Energy (including, but not limited to, changes to the Commission-approved SRAC rate) that is generally applicable, during any part of the remaining term of the Contract, to those entities owning renewable Qualifying Facilities that signed a Renewable Agreement (as defined below) and is applicable under this Contract, then, on the date on which such change becomes effective, and continuing until such time as such rate is no longer applicable pursuant to the terms of this Contract, as amended, the Energy rate for power purchases made pursuant to the Contract shall, without further action by the Parties or otherwise, be the revised rate adopted by the Commission."

                "9.3.2 Nothing herein shall preclude any Party from seeking rehearing or other appropriate review of any Commission order(s) or decision(s) effecting a change in rate(s) for Energy sales under the Contract or from fully participating in any Commission proceedings pertaining to such change or proposed change."

                "9.3.3  Notwithstanding the provisions of Sections 9.3.1 and
                        9.3.2 above, nothing in those sections shall be construed as modifying or diminishing any rights or obligations of the Parties under the Energy rate provisions of the Parties' Renewable Agreement, including, but not limited to, the provisions therein applicable to the Fixed Rate associated with the Fixed Rate Period (as those terms are defined in the Renewable Agreement), nor shall anything in Sections 9.3.1 and
                        9.3.2 be construed as conferring upon the Commission any rate setting authority that it does not already possess with respect to the Contract, as amended pursuant to the Renewable Agreement."

                "9.3.4 The term 'SRAC' as used herein shall have the same meaning as in Section 4.35 of the Master Definitive Agreement (as defined in Amendment No. ___ to this Contract) and the term 'Renewable Agreement' shall have the same meaning as in Section 2.3 of the Master Definitive Agreement."

4.      EFFECTIVE DATE; SATISFACTION DATE

        Upon the occurrence of the Satisfaction Date, this Amendment shall become effective as of the Effective Date. "Satisfaction Date" shall have the same meaning as that term has in Article 6 of the Master Definitive Agreement and "Effective Date" shall have the same meaning as in Section 5.1 of the Master Definitive Agreement.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

5.      OTHER TERMS AND CONDITIONS

        5.1. None of the provisions of this Amendment, including this paragraph, shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Amendment or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

        5.2. This Amendment shall not be amended or modified except by a writing signed by both Parties.

        5.3. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

        5.4. This Amendment is the result of negotiation and each Party has participated in its preparation. Accordingly, any rules of construction to the effect that an ambiguity is to be resolved against the drafting party shall not be employed in the interpretation of this Amendment.

        5.5. This Amendment shall be interpreted and governed under the laws of the State of California (without giving effect to choice of laws provisions that might apply the law of a different jurisdiction).

        5.6. Except as expressly amended hereby, all the terms, definitions and conditions contained in the Contract, as amended, shall remain in full force and effect, and apply to this Amendment as though incorporated herein.

        5.7. Each Party represents and warrants that the person who signs below on behalf of such Party has received all requisite authorizations required to execute this Amendment on behalf of such Party and to bind such Party to the Amendment. Without in any way limiting the foregoing, Seller represents and warrants that it has sufficient authority to execute this Amendment on behalf of itself and all other parties, if any, that hold an ownership or other interest in the Project, or any portion thereof, and that this Amendment will represent a binding obligation upon the Project and all of its owners in accordance with its terms.

        5.8. This Amendment is and shall remain confidential pursuant to the confidentiality terms of Section 17.1 of the Master Definitive Agreement.

        5.9. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original document and which together shall constitute a single instrument.

                                  CONFIDENTIAL
                         CONTAINS PRIVILEGED INFORMATION
                                 DO NOT RELEASE

[seller ],
a [_________________]


By:
       -----------------------
Name:
       -----------------------
Title:
       -----------------------
Date:
       -----------------------

SOUTHERN CALIFORNIA EDISON COMPANY,
a California corporation


By:
       -----------------------
Name:
       -----------------------
Title:
       -----------------------
Date:
       -----------------------